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                                                                 Exhibit (e)(2)

AIG Life Insurance Company
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P.O. Box 667 Wilmington, DE 19899-0667

                            Executive Advantage(SM)
PLEASE PRINT ALL ANSWERS     Supplemental Application For Life Insurance

1.Proposed Last Name First Name Middle Initial 2. Date of Birth 3. Social Security
                                                                Number
  Insured
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

4.  Allocation of premium (Must be in 1% increments and no
    less than 5% to any one fund. Total must equal 100%.)
    Guaranteed Account                                                ____   %

    AllianceBernstein Variable Products Series Fund Inc.

    Growth Portfolio - Class A                                        ____   %
    Growth & Income Portfolio - Class A                               ____   %
    Large Cap Growth Portfolio - Class A                              ____   %
    Small Cap Growth Portfolio - Class A                              ____   %

    American Century Variable Portfolios, Inc.
    VP Income & Growth Fund                                           ____   %
    VP International Fund                                             ____   %

    BlackRock Variable Series Funds, Inc.
    BlackRock Basic Value V.I. Fund - Class I                         ____   %
    BlackRock Fundamental Growth V.I. Fund - Class I                  ____   %
    BlackRock Government Income V.I. Fund - Class I                   ____   %
    BlackRock Value Opportunities V.I. Fund - Class I                 ____   %

    Credit Suisse Trust
    Emerging Markets Portfolio                                        ____   %
    Global Small Cap Portfolio                                        ____   %
    International Focus Portfolio                                     ____   %
    Large Cap Value Portfolio                                         ____   %
    Mid-Cap Core Portfolio                                            ____   %
    Small Cap Core I Portfolio                                        ____   %

    Fidelity Variable Insurance Products
    VIP Balanced Portfolio - Initial Class                            ____   %
    VIP Contrafund Portfolio - Initial Class                          ____   %
    VIP Index 500 Portfolio - Initial Class                           ____   %

    Franklin Templeton Variable Insurance Products
    Money Market Fund - Class 1                                       ____   %
    Developing Markets Securities Fund - Class 2                      ____   %
    Foreign Securities Fund - Class 2                                 ____   %
    Growth Securities Fund - Class 2                                  ____   %

    Goldman Sachs Variable Insurance Trust
    Strategic International Equity Fund                               ____   %
    Structured U.S. Equity Fund                                       ____   %

    J.P. Morgan Series Trust II
    Small Company Portfolio                                           ____   %

    Neuberger Berman Advisers Management Trust
    AMT Partners Portfolio                                            ____   %

    PIMCO Variable Insurance Trust
    High Yield Portfolio - Admin. Class                                      %
    Long-Term U.S. Gov't Portfolio - Admin. Class                            %
    Real Return Portfolio - Admin. Class                              ____   %
    Short-Term Portfolio - Admin. Class                               ____   %
    Total Return Portfolio - Admin. Class                             ____   %

    The Universal Institutional Funds, Inc.
    Emerging Markets Equity Portfolio - Class I                       ____   %
    Core Plus Fixed Income Portfolio - Class I                        ____   %
    High Yield Portfolio - Class I                                    ____   %
    Mid Cap Growth Portfolio - Class I                                ____   %
    U.S. Mid Cap Value Portfolio - Class I                            ____   %

    AIG Retirement Company I
    International Equities Fund                                       ____   %
    Mid Cap Index Fund                                                ____   %
    Small Cap Index Fund                                              ____   %

    Vanguard Variable Insurance Fund
    Total Bond Market Index Portfolio                                 ____   %
    Total Stock Market Index Portfolio                                ____   %

5.  Dollar Cost Averaging (Minimum of $2,000 must be allocated
    to the Franklin Money Market Fund.                                YES  NO
    If elected you must complete the Dollar Cost Averaging
    Plan Request Form.)                                               [_]  [_]

6.  (a) Did the Owner receive current prospectuses?                   [_]  [_]

    (b) Does the Owner understand that:

           The death benefit may increase or decrease
           depending on investment performance?                       [_]  [_]
           The cash value may increase or decrease depending
           on investment performance?                                 [_]  [_]
           The Certificate will lapse if the cash surrender
           value becomes insufficient to cover the total
           monthly deductions?                                        [_]  [_]

    (c) Does the Owner believe that this Certificate will meet
        insurance needs and financial objectives?                     [_]  [_]

14GVSUP997

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
7. Suitability    What is the Owner's:               Approximate net worth         ________________
                                                     Income earned                 ________________
                                                     Income unearned               ________________
                                                     Number of dependents          ________________
                                                     Marginal tax bracket          ________________
Investment Objective(s) (check all that apply):      Growth ___ Growth and Income ____ Income ___ Capital Appreciation
                                                     ____ Speculation
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I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.

Signed on _______________________________, 20__

                                                          Signature of Owner
at ____________________, State of ______________

--------------------------------------------------------  ----------------------------------------------------
Signature of Soliciting Agent                             Signature of Proposed Insured if not Owner
                                                          (Parent if Proposed Insured is Age 15 or less)
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14GVSUP997